UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 9, 2004

                          Odyssey Pictures Corporation
             (Exact name of registrant as specified in its charter)



          Nevada                         000-19854               95-4269048
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


              16910 Dallas Parkway, Suite 104, Dallas, Texas 75248 (Address of principal executive offices and Zip Code)

                                 Not Applicable
          (Former address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (972) 818-7990


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

/_/  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Section 5       Corporate Governance and Management

Item 5.02       Departure of Directors or Principal  Officers;
                Election of Directors;
                Appointment of Principal Officers.

On September 9th, 2004, the Board of Directors appointed Mr. Hansjoerg Finsterwald and Mr. Christian Gerig as directors of Odyssey Pictures Corporation (the "Company") in order to fill two vacant positions and the board officially signed its consent as of November 15, 2004. The Company has not finalized any terms of employment agreements as of the date hereof. There are no understandings or arrangements between Mr. Finsterwald and Mr. Gerig and any other person pursuant to which they were selected as directors. Both Mr. Finsterwald and Mr. Gerig presently do not serve on any Company committee. Mr. Finsterwald and Mr. Gerig may be appointed to serve as a member of a committee although there are no current plans to appoint them to a committee as of the date hereof. Mr. Finsterwald and Mr. Gerig do not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, Mr. Finsterwald and Mr. Gerig have never entered into a transaction, nor is there any proposed transaction, between Mr. Finsterwald and Mr. Gerig and the Company.

Christian Gerig is the managing director of RIALTO FILM AG, a theatrical distribution company in Switzerland. In addition, he is currently a Partner of PK Media Solutions AG, one of Europe's leading mobile entertainment content and solutions companies and a Partner of Star! Entertainment, Germany's new Entertainment Television Project in association with Canada's CHUM group. Mr. Gerig also serves as Co-Managing Director of VCL MEDIEN AG Germany and is a Partner of Virgin Vision and Carolco. He is a director of MONOPOLE PATHE FILMS, the leading independent film distributor of Switzerland, and Managing Director of Rainbow Group Austria & Switzerland (today Highlight Communications). Mr. Gerig is Assistant Managing Director of Monopol Films Zurich, a Swiss Film distributor. Mr. Gerig holds a Master's degree in economic history and political science and has been a journalist in the areas of international sport as well as economics and the film industry for various European magazines. He also has served on boards for other film distribution and movie theatre companies where his extensive knowledge in both the business and the creative side of the film industry comes from.

Hansjoerg Finsterwald is a Managing Director of RIALTO FILM AG and Kinowelt Switzerland [what do these companies do?]. He has management experience in multinational entertainment companies, has served as a consultant to producers, entertainment, communications and advertising companies and as a developer of entertainment driven business opportunities. Recently Mr. Finsterwald has become a partner in an international joint-venture establishing a new entertainment broadcast network in Germany and is involved in the development of entertainment content and solutions for mobile communications. In the past, he has been managing director of the entertainment division of the leading Swiss publishing group. He has also been active in private film funds along with his production expertise in theatrical, television and commercial industries. Mr. Finsterwald holds a degree in business administration.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ODYSSEY PICTURES CORPORATION



Date:  November 19, 2004                   /s/ John W. Foster
                                           ---------------------------
                                           John W. Foster
                                           President and Chief Executive Officer